   As filed with the Securities and Exchange Commission on August 19, 1999
                           Registration No. 333-78285

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-4
                                      ON
                                   FORM S-8*
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                     NSTAR
                 ---------------------------------------------
             (Exact name of Registrant as specified in its charter)

                 MASSACHUSETTS                                 04-3466300
                 -------------                                 ----------
        (State or other jurisdiction of                    (I.R.S. Employer
        incorporation or organization)                     Identification No.)


               800 BOYLSTON STREET, BOSTON, MASSACHUSETTS 02199
              (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code (617) 424-2000

                 ---------------------------------------------
                              Stock Incentive Plan
                           Boston Edison Savings Plan
         Boston Edison Negotiated Savings Plan for Office, Technical,
                          and Professional Employees
           Boston Edison Negotiated Savings Plan for Production and
                             Maintenance Employees
                 ---------------------------------------------
                           (Full title of the Plan)

                            DOUGLAS S. HORAN, ESQ.
                                     NSTAR
                              800 BOYLSTON STREET
                          BOSTON, MASSACHUSETTS 02199
                                (617) 424-2000
                       ---------------------------------
            (Name, address and telephone number of agent for service)
                           -------------------------

                 Please send copies of all communications to:

                              DAVID A. FINE, ESQ.
                                 ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                          BOSTON, MASSACHUSETTS 02110

-----------------------------------
*  See Explanatory Note following this cover page.
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                                Explanatory Note
                                ----------------

    NSTAR (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333-78285), effective May 14, 1999 (the "Form S-4"), by filing this Post-Effective Amendment No. 2 to Form S-4 on Form S-8 (the "Registration Statement") relating to a total of 3,171,604 Common Shares. 2,000,000 of these Common Shares are issuable in connection with the Registrant's Stock Incentive Plan, 622,186 are issuable in connection with the Boston Edison Savings Plan, 225,973 are issuable in connection with the Boston Edison Negotiated Savings Plan for Office, Technical, and Professional Employees, and 323,445 are issuable in connection with the Boston Edison Negotiated Savings Plan for Production and Maintenance Employees (collectively, the "Plans").

    Pursuant to an Agreement and Plan of Merger, dated as of December 5, 1998, as amended and restated as of May 4, 1999 (the "Merger Agreement"), BEC Energy and Commonwealth Energy System ("COM/Energy") will become wholly-owned subsidiaries of the Registrant. Also pursuant to the Merger Agreement, BEC Energy and the Registrant have taken or will take such actions as are necessary such that BEC Energy Common Shares are no longer issuable under the Plans. Instead, the Registrant's Common Shares will be issuable under the Plans in such amounts and at such prices as adjusted pursuant to the Plan and the Merger Agreement.

    This Registration Statement relates only to the Registrant's 3,171,604 Common Shares registered on the Form S-4 that will not be issued in the Merger and that are issuable with respect to the Plans.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference.

    The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission pursuant to the Exchange Act (Central Index Key No. 0001085871), are incorporated by reference herein and shall be deemed to be a part hereof:

    (i) The Joint Proxy Statement/Prospectus covering 65,000,000 Common Shares of the Registrant, as filed with the Commission as part of the Form S-4 on May 12, 1999.

    (ii) Description of Common Shares included in the Registration Statement on Form S-4 filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

    (iii) All documents subsequently filed by NSTAR or, where applicable, the Plans, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

    The consolidated financial statements of BEC Energy included in BEC Energy's Annual Report on Form 10-K/A for the year ended December 31, 1998, which is incorporated by reference to the Joint Proxy Statement/Prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in its report which is also included in the Annual Report. These consolidated financial statements are incorporated by reference in this Registration Statement in reliance upon the report given and upon the authority of PricewaterhouseCoopers as experts in accounting and auditing.

    The consolidated financial statements of COM/Energy included in COM/Energy's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in the prospectus included in the Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Item 4.   Description of Securities.

    Not applicable.

Item 5.   Interests of Named Experts and Counsel.

    Thomas G. Dignan, Jr., a partner of Ropes & Gray (counsel to the Company), is a trustee of the Company.

Item 6.   Indemnification of Trustees and Officers.

    NSTAR's Declaration of Trust (the "Declaration of Trust") provides that, to the extent legally permissible, each of NSTAR's Trustees and officers shall be indemnified by NSTAR's trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the Trustees then in office, or (ii) by a majority of the disinterested Trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested Trustee or officer.

    In discharging his or her duties, a Trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the Declaration of Trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization. The rights of indemnification provided in the Declaration of Trust shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives. As used in this provision, the terms "Trustee" and "officer" include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

    Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the Declaration of Trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification. Nothing contained in these provisions affects any rights to indemnification to which NSTAR personnel other than Trustees and officers may be entitled by contract or otherwise under law. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

Item 7.   Exemption from Registration Claimed.

    Not applicable.

Item 8.

    (a)  Exhibits:  See "Exhibit Index"

    (b) The registrant undertakes that, where applicable, it will submit or has submitted the Plans or any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans under ERISA.

Item 9.   Undertakings.

    (a)   The Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act'); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and
    (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

           (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

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    securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                 EXHIBIT INDEX


Exhibit Number      Description of Exhibit

4.1 NSTAR Declaration of Trust, dated April 20, 1999 (incorporated by reference to Exhibit Annex D to the Proxy Statement/Prospectus in Part I of Registration Statement on Form S-4 of NSTAR (No. 333-78285).

4.2 By-laws of NSTAR, dated April 20, 1999 (incorporated by reference to Annex E to the Proxy Statement/Prospectus in
                    Part I of Registration Statement on Form S-4 of NSTAR (No. 333-78285)).

5.1                 Opinion of Ropes & Gray.

15.1 PricewaterhouseCoopers LLP's Letter Re Unaudited Interim Financial Information.

23.1                Consent of PricewaterhouseCoopers LLP

23.2                Consent of Arthur Andersen LLP

23.3                Consent of Ropes & Gray (included in Opinion filed as
                    Exhibit 5.1).

24                  Power of Attorney

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to Form S-4 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 18th of August 1999.

                              NSTAR

                         BY:      /s/ Thomas J. May
                                 -------------------

                         TITLE:  Chairman of the Board,
                                 Chief Executive Officer,
                                 Treasurer and Trustee

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-4 on Form S-8 has been signed below by the following persons in the capacities stated below on the 18th of August
1999.


/s/ Thomas J. May                      Chairman of the Board,
-----------------                      Chief Executive Officer,
THOMAS J. MAY                          Treasurer, and Trustee



/s/ Russell D. Wright                  President, Chief Operating Officer,
---------------------                  Clerk, and Trustee
RUSSELL D. WRIGHT

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